                                                                   EXHIBIT 99.1
[PERFORMANCE FOOD GROUP LOGO]
                                                       12500 West Creek Parkway
                                                             Richmond, VA 23238
                                                           Phone (804) 484-7700
                                                             FAX (804) 484-7701


                                  NEWS RELEASE


FOR MORE INFORMATION:
                                                    INVESTOR CONTACT:
MEDIA CONTACT:                                      KEVIN COLLIER
CHERYL MOORE                                        DIRECTOR, INVESTOR RELATIONS
DIRECTOR, CORPORATE COMMUNICATIONS                  (804) 287-8109
(804) 484-6273

                PERFORMANCE FOOD GROUP REPORTS 21.7% INCREASE IN
                NET EARNINGS PER SHARE FROM CONTINUING OPERATIONS

           o  NET SALES FROM CONTINUING OPERATIONS INCREASED 7.3%
           o  NET EARNINGS FROM CONTINUING OPERATIONS INCREASED 9.8%

     RICHMOND, VA. (NOVEMBER 1, 2005) - Performance Food Group (Nasdaq/NM:PFGC) today announced results for the third quarter and nine months ended October 1, 2005. On June 28, 2005, the Company completed the sale of its fresh-cut segment to Chiquita Brands International, Inc. All amounts pertaining to the Company's fresh-cut segment are accounted for as discontinued operations.

     Consolidated net sales from continuing operations in the third quarter increased to approximately $1.4 billion, a 7.3% increase compared to the prior year period. Inflation was nominal in the third quarter. Net earnings from continuing operations amounted to approximately $11.9 million compared to approximately $10.8 million in the year earlier period. Net earnings per share from continuing operations were $0.28 per share diluted, compared to $0.23 per share diluted in the prior year period. The Company's pre-tax results were reduced by approximately $2.4 million, or $0.03 per share diluted, as a result of Hurricane Katrina during the quarter. Net loss per share from discontinued operations was $0.01 per share diluted as a result of changes in the effective tax rate, estimated deferred taxes and the related gain associated with the sale of Fresh Express.

     Consolidated net sales from continuing operations for the first nine months of 2005 were approximately $4.3 billion, up 12.0% from approximately $3.8 billion in the year earlier period. Net earnings from continuing operations in the same period increased 27.1% to approximately $28.8 million, compared to approximately $22.7 million in the prior year period. Net earnings per share from continuing operations increased to $0.63 per share diluted, compared to $0.49 per share diluted in the same period last year.

     Bob Sledd, Chairman and Chief Executive Officer noted, "We achieved solid internal sales and net earnings growth during the third quarter, despite the impact of Hurricane Katrina. Our associates demonstrated a tremendous level of dedication to our customers and to on-going rebuilding efforts in the community. Sales in the broadline distribution segment increased approximately 7.5% in the third quarter compared to the prior year period. Inflation amounted to approximately 1% in the quarter. Our previously disclosed


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     third quarter rollout of new multi-unit business in the segment was delayed somewhat as a result of Hurricane Katrina, but is expected to be completed during the fourth quarter. Also during the fourth quarter, we expect to begin exiting approximately $115 million of annualized multi-unit sales in the broadline segment. The vast majority of this business is a result of our Company's initiative to rationalize business that does not meet our profit objectives. We remain optimistic about driving future sales growth and profitability in our broadline segment as we execute our initiatives."

     "Sales in our customized distribution segment increased approximately 7.0% in the third quarter compared to the prior year period. Sales included deflation of approximately 1% in the quarter. Sales increases were driven by growth with existing customers. As we anticipated, start up costs associated with the opening of new distribution facilities impacted our operating margins slightly in the quarter. Start up costs related to the opening of our new California facility, as well as the transfer of business between our facilities to gain efficiencies, are expected to impact customized operating margins in the fourth quarter. These initiatives will help set the stage for continued growth in the future."

     "We expect to finish the year on a strong note with solid results in the fourth quarter. We anticipate the residual impact of Hurricanes Katrina and Wilma to continue to affect the fourth quarter earnings somewhat. Based on current trends in our business, our expectations for operating profit from continuing operations, net of the impact of the recent hurricanes, are in the range of $69.5 to $71.0 million, a solid gain over the prior year. This also includes corporate overhead and stock compensation expense of approximately $1.0 to $1.5 million related to restricted stock grants for the 2005 year."

     Mr. Sledd concluded "Our balance sheet remains strong with cash and cash equivalents of approximately $149.5 million. During the third quarter, we completed a tender offer to repurchase approximately 10.1 million shares of our common stock and also announced a stock repurchase program for up to $100 million of our common stock. Our debt to capital ratio is less than 1% at the end of the third quarter, excluding $130 million of interests in accounts receivable sold under our accounts receivable purchase facility. For the remainder of the year, we will continue to focus on our core strategies to drive continued sales and earnings growth and remain optimistic about the balance of 2005 and our prospects for the future."

     Performance Food Group markets and distributes more than 64,000 national and private label food and food-related products to approximately 44,000 restaurants, hotels, cafeterias, schools, healthcare facilities and other institutions. For more information on Performance Food Group, visit www.pfgc.com.

          Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are based on current expectations and management's estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, general economic conditions; the relatively low margins and economic sensitivity of the foodservice business; the Company's reliance on major customers; the risk that the results of the Securities and Exchange Commission informal inquiry could have an adverse affect on the Company; the ability to identify and successfully complete acquisitions of other foodservice distributors; the Company's ability to successfully develop, produce and market new products and management of the Company's planned growth, all as detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission.



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                         PERFORMANCE FOOD GROUP COMPANY
                         UNAUDITED FINANCIAL HIGHLIGHTS



(In thousands, except net earnings per common share)                                THREE MONTHS ENDED
                                                                        -------------------------------------------

                                                                            OCTOBER 1,              OCTOBER 2,
                                                                               2005                    2004
                                                                          ----------------       ------------------

Net sales from continuing operations                                     $      1,401,780       $        1,306,826

Earnings from continuing operations, net of tax                          $         11,911       $           10,847
Earnings from discontinued operations, net of tax                                    (464)                   6,916
                                                                          ----------------       ------------------
                                                                         $         11,447       $           17,763

Weighted average number of shares outstanding:
      Basic                                                                        42,316                   46,523
      Diluted                                                                      42,906                   53,270

Earnings per common share:
      Basic earnings per common share - continuing operations            $           0.28       $             0.23
      Basic earnings per common share - discontinued operations                     (0.01)                    0.15
                                                                          ----------------       ------------------
                                                                         $           0.27       $             0.38


      Diluted earnings per common share - continuing operations          $           0.28       $             0.23
      Diluted earnings per common share - discontinued operations                   (0.01)                    0.14
                                                                          ----------------       ------------------
                                                                         $           0.27       $             0.37



Note: Prior year data has been reclassified to conform to current year discontinued operations presentation.


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                         PERFORMANCE FOOD GROUP COMPANY
                         UNAUDITED FINANCIAL HIGHLIGHTS



(In thousands, except net earnings per common share)                                NINE MONTHS ENDED
                                                                        -------------------------------------------

                                                                            OCTOBER 1,              OCTOBER 2,
                                                                               2005                    2004
                                                                          ----------------       ------------------
Net sales from continuing operations                                     $      4,281,322       $        3,824,226

Earnings from continuing operations, net of tax                          $         28,840       $           22,697
Earnings from discontinued operations, net of tax                                 200,097                   21,338
                                                                          ----------------       ------------------
                                                                         $        228,937       $           44,035

Weighted average number of shares outstanding:
      Basic                                                                        45,381                   46,282
      Diluted                                                                      45,972                   53,249

Earnings per common share:
      Basic earnings per common share - continuing operations            $           0.64       $             0.49
      Basic earnings per common share - discontinued operations                      4.41                     0.46
                                                                          ----------------       ------------------
                                                                         $           5.05       $             0.95


      Diluted earnings per common share - continuing operations          $           0.63       $             0.49
      Diluted earnings per common share - discontinued operations                    4.35                     0.44
                                                                          ----------------       ------------------
                                                                         $           4.98       $             0.93



Note: Prior year data has been reclassified to conform to current year discontinued operations presentation.



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PERFORMANCE FOOD GROUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS AND INCOME STATEMENTS (UNAUDITED) OCTOBER 1, 2005
(IN THOUSANDS, EXCEPT NET EARNINGS PER COMMON SHARE)


                                                                                                                           (A)
ASSETS                                                                             OCTOBER 1, 2005                 JANUARY 1, 2005
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                                          $          149,491               $        52,322
Accounts and notes receivable, net, including
  retained interest in securitized receivables                                                198,092                       171,191
Inventories                                                                                   291,342                       287,019
Other current assets                                                                           24,144                        25,463
Current assets from discontinued operations                                                    10,374                       109,924
------------------------------------------------------------------------------------------------------------------------------------
    Total current assets                                                                      673,443                       645,919
------------------------------------------------------------------------------------------------------------------------------------
Property, plant and equipment, net                                                            240,867                       201,248
Goodwill, net                                                                                 355,836                       354,038
Other intangible assets, net                                                                   51,333                        54,471
Other assets                                                                                   16,090                        13,502
Non-current assets from discontinued operations                                                     -                       558,587
------------------------------------------------------------------------------------------------------------------------------------
    Total assets                                                                   $        1,337,569               $     1,827,765
====================================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------------
Checks in excess of deposits                                                       $           82,065               $       103,948
Trade accounts payable                                                                        246,666                       227,882
Current installments of long-term debt                                                            583                           661
Other current liabilities                                                                     125,519                       112,580
Income taxes payable                                                                           16,318                             -
Current liabilities from discontinued operations                                                6,775                       116,024
------------------------------------------------------------------------------------------------------------------------------------
    Total current liabilities                                                                 477,926                       561,095
------------------------------------------------------------------------------------------------------------------------------------
Long-term debt, excluding current installments                                                  3,396                       263,859
Deferred income taxes                                                                          39,595                        40,775
Non-current liabilities from discontinued operations                                                -                        87,723
Shareholders' equity                                                                          816,652                       874,313
------------------------------------------------------------------------------------------------------------------------------------
    Total liabilities and shareholders' equity                                     $        1,337,569               $     1,827,765
====================================================================================================================================

 (A) PRIOR YEAR RESTATED TO CONFORM TO CURRENT YEAR DISCONTINUED OPERATIONS PRESENTATION.



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PERFORMANCE FOOD GROUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS AND INCOME STATEMENTS (UNAUDITED) OCTOBER 1, 2005
(IN THOUSANDS, EXCEPT NET EARNINGS PER COMMON SHARE)

                                                        THREE MONTHS ENDED                           NINE MONTHS ENDED
                                               OCTOBER 1, 2005     OCTOBER 2, 2004 (A)     OCTOBER 1, 2005     OCTOBER 2, 2004 (A)
====================================================================================================================================
Net sales                                    $ 1,401,780  100.0%    $1,306,826  100.0%    $4,281,322  100.0%    $3,824,226  100.0%
Cost of goods sold                             1,215,912   86.7%     1,136,339   87.0%     3,726,146   87.0%     3,326,144   87.0%
------------------------------------------------------------------------------------------------------------------------------------
  Gross profit from continuing operations        185,868   13.3%       170,487   13.0%       555,176   13.0%       498,082   13.0%
Operating expenses                               168,245   12.0%       150,126   11.4%       506,176   11.9%       452,717   11.8%
------------------------------------------------------------------------------------------------------------------------------------
  Operating profit from continuing                17,623    1.3%        20,361    1.6%        49,000    1.1%        45,365    1.2%
  operations
------------------------------------------------------------------------------------------------------------------------------------
Other income (expense):
  Interest expense                                  (324)               (2,554)               (2,837)               (7,477)
  Loss on sale of receivables                     (1,339)                 (583)               (3,580)               (1,557)
  Other, net                                       3,246                   167                 4,051                   599
------------------------------------------------------------------------------------------------------------------------------------
     Other income (expense), net                   1,583    0.1%        (2,970)  -0.3%        (2,366)   0.0%        (8,435)  -0.2%
------------------------------------------------------------------------------------------------------------------------------------
  Earnings before income taxes from
    continuing operations                         19,206    1.4%        17,391    1.3%        46,634    1.1%        36,930    1.0%
Income taxes                                       7,295    0.5%         6,544    0.5%        17,794    0.4%        14,233    0.4%
------------------------------------------------------------------------------------------------------------------------------------
  Earnings from continuing operations             11,911    0.9%        10,847    0.8%        28,840    0.7%        22,697    0.6%
------------------------------------------------------------------------------------------------------------------------------------
  Earnings from discontinued operations,            (464)                6,916               200,097                21,338
  net of tax
------------------------------------------------------------------------------------------------------------------------------------
  Net earnings                               $    11,447            $   17,763            $  228,937            $   44,035
====================================================================================================================================




Weighted average common shares outstanding:
  Basic                                           42,316                46,523                45,381                46,282
  Diluted                                         42,906                53,270                45,972                53,249
====================================================================================================================================


Earnings per common share:
  Basic net earnings per common share:
     Continuing operations                   $      0.28            $     0.23            $     0.64            $     0.49
     Discontinued operations                       (0.01)                 0.15                  4.41                  0.46
------------------------------------------------------------------------------------------------------------------------------------
            Total                            $      0.27            $     0.38            $     5.05            $     0.95
====================================================================================================================================


  Diluted net earnings per common share:
     Continuing operations                   $      0.28            $     0.23            $     0.63            $     0.49
     Discontinued operations                       (0.01)                 0.14                  4.35                  0.44
------------------------------------------------------------------------------------------------------------------------------------
            Total                            $      0.27            $     0.37            $     4.98            $     0.93

====================================================================================================================================

 (A)  PRIOR YEAR RESTATED TO CONFORM TO CURRENT YEAR DISCONTINUED OPERATIONS PRESENTATION.



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                               SEGMENT DISCLOSURE

                               THIRD QUARTER 2005




 2005 QUARTER                                                                   CORPORATE &     TOTAL CONTINUING
 (IN THOUSANDS)                                  BROADLINE        CUSTOMIZED    INTERSEGMENT       OPERATIONS
================================================================================================================
 Net external sales                                $ 856,383        $545,397      $   -           $ 1,401,780
 Intersegment sales                                      180              44       (224)                    -
 Total sales                                         856,563         545,441       (224)            1,401,780
 Operating profit                                     18,400           6,484     (7,261)               17,623
    Operating profit margin                            2.15%           1.19%          -                 1.26%
 Interest expense (income)                             4,309             957     (4,942)                  324
 Loss (gain) on sale of receivables                    2,405             675     (1,741)                1,339
 Depreciation                                          3,259           1,308      1,133                 5,700
 Amortization                                            882               -          -                   882
 Capital expenditures                                  4,414          13,420        492                18,326
 ===============================================================================================================


                               THIRD QUARTER 2004

   (RESTATED TO CONFORM TO CURRENT YEAR DISCONTINUED OPERATIONS PRESENTATION)



2004 QUARTER                                                                   CORPORATE &     TOTAL CONTINUING
(IN THOUSANDS)                                   BROADLINE       CUSTOMIZED    INTERSEGMENT       OPERATIONS
================================================================================================================
Net external sales                                 $ 797,011      $ 509,815      $   -          $ 1,306,826
Intersegment sales                                       152             76       (228)                   -
Total sales                                          797,163        509,891       (228)           1,306,826
Operating profit                                      20,737          5,922     (6,298)              20,361
    Operating profit margin                           2.60 %          1.16%          -                1.56%
Interest expense (income)                              3,013            210       (669)               2,554
Loss (gain) on sale of receivables                     1,828            656     (1,901)                 583
Depreciation                                           3,256          1,072        944                5,272
Amortization                                             908              -          -                  908
Capital expenditures                                   1,878          6,252      1,094                9,224
================================================================================================================

Total assets by reportable segment and a reconciliation to the condensed consolidated balance sheets were as follows:




                                                                  OCTOBER 1, 2005             JANUARY 1, 2005
==============================================================================================================

Broadline                                                               $ 860,441                   $ 830,421

Customized                                                                223,022                     176,827

Corporate & Intersegment                                                  243,732                     152,006

Discontinued operations                                                    10,374                     668,511
--------------------------------------------------------------------------------------------------------------
    Total assets
                                                                      $ 1,337,569                 $ 1,827,765
==============================================================================================================



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                               SEGMENT DISCLOSURE

                              NINE MONTHS YTD 2005



2005 PERIOD                                                                   CORPORATE &   TOTAL CONTINUING
(IN THOUSANDS)                                      BROADLINE   CUSTOMIZED    INTERSEGMENT     OPERATIONS
================================================================================================================
Net external sales                              $ 2,612,280     $ 1,669,042   $       -    $ 4,281,322
Intersegment sales                                      483             160        (643)             -
Total sales                                       2,612,763       1,669,202        (643)     4,281,322
Operating profit                                     54,522          18,346     (23,868)        49,000
    Operating profit margin                          2.09 %           1.10%           -         1.14 %
Interest expense (income)                            12,172           1,601     (10,936)         2,837
Loss (gain) on sale of receivables                    7,450           2,176      (6,046)         3,580
Depreciation                                          9,906           3,740       3,277         16,923
Amortization                                          2,693               -           -          2,693
Capital expenditures                                 11,429          42,437       2,819         56,685
================================================================================================================



                              NINE MONTHS YTD 2004

   (RESTATED TO CONFORM TO CURRENT YEAR DISCONTINUED OPERATIONS PRESENTATION)



2004 PERIOD                                         BROADLINE   CUSTOMIZED   CORPORATE &      TOTAL CONTINUING
(IN THOUSANDS)                                                               INTERSEGMENT        OPERATIONS
================================================================================================================
Net external sales                              $ 2,295,746     $ 1,528,480    $    -         $ 3,824,226
Intersegment sales                                      607             230       (837)                 -
Total sales                                       2,296,353       1,528,710       (837)         3,824,226
Operating profit                                     51,317          15,485    (21,437)            45,365
    Operating profit margin                           2.23%          1.01 %          -              1.19%
Interest expense (income)                             8,815             529     (1,867)             7,477
Loss (gain) on sale of receivables                    5,879           1,973     (6,295)             1,557
Depreciation                                          9,879           3,216      2,529             15,624
Amortization                                          2,716               -          -              2,716
Capital expenditures                                  5,991          11,832      4,025             21,848
================================================================================================================

Total assets by reportable segment and a reconciliation to the condensed consolidated balance sheets were as follows:




                                                                  OCTOBER 1, 2005             JANUARY 1, 2005
==============================================================================================================
Broadline                                                               $ 860,441                   $ 830,421

Customized                                                                223,022                     176,827

Corporate & Intersegment                                                  243,732                     152,006

Discontinued operations                                                    10,374                     668,511
--------------------------------------------------------------------------------------------------------------
    Total assets
                                                                      $ 1,337,569                 $ 1,827,765
==============================================================================================================


                                      END